Exhibit 99.1

NXSTAGE REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Highlights:

•	Revenue Increases to $61.6 million, up 8% from Q1’12
•	Home Revenue Increases to $31.5 million, up 6% from Q1’12
•	Gross Margin Increases to 39%, up from 37% in Q1’12
•	Company Announces FDA Clearance of High Flow Capabilities with System One™
•	Company Reaffirms Full-Year Outlook for 2013

LAWRENCE, Mass., May 2, 2013, —NxStage® Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported first quarter financial results with revenue at the upper end of its guidance range.

Revenue for the first quarter of 2013 increased 8% to $61.6 million, compared with revenue of $57.0 million for the first quarter of 2012. The higher revenues were driven by increased adoption of the NxStage System One™.

Home revenue for the first quarter of 2013 increased 6% to $31.5 million compared with revenue of $29.6 million for the first quarter of 2012. These results, which reflect the Company’s transition to a direct sales operation from a distribution relationship in the United Kingdom, were in-line with the Company’s guidance.

Critical Care revenue increased to $10.7 million for the first quarter of 2013 compared with revenue of $9.8 million for the first quarter of 2012. In-center revenue increased to $18.7 million for the first quarter of 2013 compared with revenue of $17.6 million for the first quarter of 2012.

NxStage reported a net loss of $5.0 million or $(0.08) per share for the first quarter of 2013 compared with a net loss of $5.1 million or $(0.09) per share for the first quarter of 2012. The Company’s first quarter net loss reflects increased investments in new products and market development efforts to accelerate future revenue growth.

“Our first quarter performance represents a good start to the year,” stated Jeffrey H. Burbank, Founder and Chief Executive Officer of NxStage. “In addition to meeting our near-term financial objectives, we’re on track with strong and systematic execution against initiatives that are focused on accelerating growth over the long term. Our recent regulatory successes which include approval for a number of significant product innovations, including CE mark for nocturnal home dialysis and both CE mark and FDA clearance for our new high flow capabilities with our System One, reinforce our confidence in our ability to reduce barriers to home adoption and drive demand for our therapy.”

Burbank continued, “Based on our outlook and our continuing progress in key areas, we are reaffirming both our guidance for 2013, and our belief that we are creating significant catalysts for adoption of NxStage therapies in 2014 and beyond.”

Guidance:

For the second quarter of 2013, the Company is forecasting revenues to be between $64.0 million and $65.5 million, a net loss in the range of $4.0 million to $5.0 million, or $(0.07) to $(0.08) per share. The Company reaffirmed its full year guidance for 2013.

Conference Call:

NxStage will also host a conference call today, Thursday, May 2, 2013 at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com.

A replay of the conference call will be available 2 hours after the completion of the call through May 9, 2013. To access the replay dial 855- 859-2056 (domestic) or 404-537-3406 (international) and reference conference ID 34519800. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com.

About NxStage

NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Healthcare Partners Inc. and Fresenius Medical Care, and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.

In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.

Contact:
Kristen K. Sheppard, Esq.
VP, Investor Relations ksheppard@nxstage.com

Non-GAAP Financial Measure

The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses) to understand operational cash usage. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues	$61,644	$56,951
Cost of revenues	37,644	35,639

Gross profit	24,000	21,312

Operating expenses:
Selling and marketing	10,696	9,920
Research and development	5,108	3,897
Distribution	4,908	4,532
General and administrative	7,824	6,622

Total operating expenses	28,536	24,971

Loss from operations	(4,536)	(3,659)

Other expense:
Interest expense	(150)	(1,193)
Other expense, net	(176)	(52)

	(326)	(1,245)

Net loss before income taxes	(4,862)	(4,904)
Provision for income taxes	132	240

Net loss	$(4,994)	$(5,144)

Net loss per share, basic and diluted	$(0.08)	$(0.09)

Weighted-average shares outstanding, basic and diluted	59,381	55,773

Other comprehensive gain	145	173

Total comprehensive loss	$(4,849)	$(4,971)

NxStage Medical, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$99,803	$106,439
Accounts receivable, net	22,058	18,990
Inventory	36,966	33,504
Prepaid expenses and other current assets	4,825	2,534

Total current assets	163,652	161,467
Property and equipment, net	37,317	36,320
Field equipment, net	10,297	10,101
Deferred cost of revenues	36,135	38,028
Intangible assets, net	19,120	19,819
Goodwill	42,421	42,421
Other assets	3,261	3,793

Total assets	$312,203	$311,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,593	$16,645
Accrued expenses	19,561	20,400
Other current liabilities	2,165	2,187

Total current liabilities	42,319	39,232
Deferred revenues	57,191	59,262
Other long-term liabilities	15,920	15,864

Total liabilities	115,430	114,358
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2013 and December 31, 2012	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 60,279,658 and 59,850,117 shares issued as of March 31, 2013 and December 31, 2012, respectively	60	59
Additional paid-in capital	555,850	551,594
Accumulated deficit	(349,975)	(344,981)
Accumulated other comprehensive income	615	470
Treasury stock, at cost: 561,808 and 541,584 shares as of March 31, 2013 and December 31, 2012, respectively	(9,777)	(9,551)

Total stockholders’ equity	196,773	197,591

Total liabilities and stockholders’ equity	$312,203	$311,949

NxStage Medical, Inc.

Cash Flows from Operating Activities

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(4,994)	$(5,144)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,080	5,720
Stock-based compensation	2,646	3,199
Other	230	794
Changes in operating assets and liabilities:
Accounts receivable	(3,072)	(1,779)
Inventory	(6,350)	(4,738)
Prepaid expenses and other assets	(1,474)	(96)
Accounts payable	4,124	(32)
Accrued expenses and other liabilities	(511)	1,916
Deferred revenues	(1,887)	(1,248)

Net cash used in operating activities	$(5,208)	$(1,408)

NxStage Medical, Inc.

Revenues by Segment

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
System One segment
Home	$31,459	$29,553
Critical Care	10,710	9,787

Total System One segment	42,169	39,340
In-Center segment	18,700	17,611
Other	775	—

Total	$61,644	$56,951

NxStage Medical, Inc.

Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Net loss	$(5.0)	$(5.1)
Less: Depreciation, amortization, interest, and taxes	6.5	7.2
Less: Adjusting items*	(1.2)	(0.3)

Adjusted EBITDA	$0.3	$1.8

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses